EXHIBIT 5.1


                              SULLIVAN & WORCESTER LLP
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                                           July 30, 1999



Senior Housing Properties Trust
400 Centre Street
Newton, Massachusetts 02458

  Re:  Registration Statement on Form S-11 (No. 333-69703)
       14,000,000 Common Shares of Beneficial Interest, par value $.01 per share

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act") by Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), of 14,000,000 shares (the "Shares") of its common shares of beneficial interest, par value $.01 per share, the following opinion is furnished to the Company to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Company's registration statement on Form S-11, Registration No. 333-69703 (the "Registration Statement"). The Registration Statement describes the distribution of the Shares by HRPT Properties Trust ("HRPT") to the holders of HRPT's common shares of beneficial interest (the "Distribution").

         We have acted as counsel to the Company in connection with the Distribution, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the form of Transaction Agreement to be entered into by the Company and HRPT in connection with the Distribution, the declaration of trust and bylaws of the Company, each as presently in effect, and such corporate records, certificates and statements of officers of the Company, of the Company's accountants and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

         We express no opinion herein as to the laws of any jurisdiction other than The Commonwealth of Massachusetts and the federal law of the United States, and we express no opinion as to state securities or blue sky laws. Insofar as this opinion involves matters of Maryland law we have, with your permission, relied solely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, a copy of which is being filed herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.



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Senior Housing Properties Trust
July 30, 1999
Page 2

         Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Shares are duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                 Very truly yours,


                                                 /s/ SULLIVAN & WORCESTER LLP

                                                 SULLIVAN & WORCESTER LLP